DISCUSSION OF BUSINESS COMBINATIONS
Effective after market close April 19, 2013, the assets of each Class Y and Class R6 of the following Madison Mosaic funds were reorganized into a corresponding Class Y and Class R6 Madison
Fund shell created in a one for one share exchange:
Old Fund
Madison Mosaic Virginia Tax-Free Fund
Madison Mosaic Tax-Free National
Madison Mosaic Government Fund
Madison Mosaic Institutional Bond Fund
Madison Mosaic Investment Grade Corporate Bond Fund
Madison Mosaic Dividend Income Fund
Madison Mosaic Disciplined Equity Fund
Madison Mosaic Investors Fund
Madison Mosaic NorthRoad International Fund
New Fund
Madison Tax-Free Virginia Fund
Madison Tax-Free National Fund
Madison Government Bond Fund
Madison High Quality Bond Fund
Madison Corporate Bond Fund
Madison Dividend Income Fund
Madison Disciplined Equity Fund
Madison Investors Fund
Madison NorthRoad International Fund
Additionally, the following fund reorganizations occurred
after market close April 19, 2013 into existing Madison Funds:
Cash Reserves Fund
The assets of the Madison Mosaic Government Money Market Fund Class Y were reorganized into the Madison Cash Reserves Fund
Class A. Under the plan of reorganization, shares were exchanged on a 1:1 basis.
Core Bond Fund
The assets of the Madison Mosaic Core Bond Fund were reorganized into the Madison Core Bond Fund.
Under the plan of reorganization, the shares were exchanged as follows:
Per Share
Conversion
Exchanged from:	Shares
Madison Core Bond Class A 4,300,408.540
Exchanged for:	Shares	Ratio
Madison Core Bond Class A 4,300,408.540	1.0000
Exchanged from:	Shares
Madison Core Bond Class B 553,172.552
Exchanged for:	Shares	Ratio
Madison Core Bond Class B 553,172.552 1.0000
Exchanged from:	Shares
Madison Core Bond Class Y 5,999,291.195
Exchanged for:	Shares	Ratio
Madison Core Bond Class Y 5,999,291.195	1.0000
Exchanged from:	Shares
Madison Mosaic Core Bond Class Y 1,323,053.431
Exchanged for:	Shares	Ratio
Madison Core Bond Class Y 882,944.090 0.6674
Exchanged from:	Shares
Madison Mosaic Core Bond Class R6 1,461.757
Exchanged for:	Shares	Ratio
Madison Core Bond Class R6 975.828 0.6676
Mid Cap Fund
The assets of the Madison Mid Cap Fund were reorganized into the Madison Mosaic Mid-Cap Fund and, together, renamed the Madison Mid Cap Fund. The legal survivor of the business combination was the Madison Mid-Cap Fund; the accounting survivor was the Madison Mosaic Mid-Cap Fund. Under the plan of reorganization, the shares were exchanged as follows:
Per Share
Conversion
Exchanged from:	Shares
Madison Mid Cap Class A	6,205,723.442
Exchanged for:	Shares	Ratio
Madison Mid Cap Class A	6,205,723.442 1.0000
Exchanged from:	Shares
Madison Mid Cap Class B	741,115.496
Exchanged for:	Shares	Ratio
Madison Mid Cap Class B	741,115.496 1.0000
Exchanged from:	Shares
Madison Mid Cap Class Y	9,531,218.259
Exchanged for:	Shares	Ratio
Madison Mid Cap Class Y	9,531,218.259 1.0000
Exchanged from:	Shares
Madison Mosaic Mid-Cap Class Y 13,538,693.812
Exchanged for:	Shares	Ratio
Madison Mid Cap Class Y	21,166,162.595 1.5634
Exchanged from:	Shares
Madison Mosaic Mid-Cap Class R6 404,893.442
Exchanged for:	Shares	Ratio
Madison Mid Cap Class R6 635,529.845 1.5696